
<ARTICLE> 5
<LEGEND>
This financial data schedule is restated to reflect the discontinuation of certain businesses.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                     YEAR                3-MOS               6-MOS               9-MOS               YEAR
<FISCAL-YEAR-END>                   DEC-31-1996         DEC-31-1997         DEC-31-1997         DEC-31-1997         DEC-31-1997
<PERIOD-END>                        DEC-31-1996         MAR-31-1997         JUN-30-1997         SEP-30-1997         DEC-31-1997
<CASH>                                   32,477               9,192              15,625              21,106              40,257
<SECURITIES>                             26,026              24,033              19,287              15,612              16,583
<RECEIVABLES>                           184,798             189,271             206,498             218,154             208,913
<ALLOWANCES>                              7,601               8,486               8,766               9,079               9,691
<INVENTORY>                             199,895             226,907             227,267             226,554             240,228
<CURRENT-ASSETS>                        459,343             465,144             486,506             498,504             521,359
<PP&E>                                  208,942             222,269             234,795             230,847             235,036
<DEPRECIATION>                           98,058             104,648             110,606             103,957             109,118
<TOTAL-ASSETS>                          817,308<F1>         850,824<F1>         873,129<F1>         877,807<F1>         910,694<F1>
<CURRENT-LIABILITIES>                   198,363             224,647             236,360             236,629             252,098
<BONDS>                                  87,714              84,312              90,970              90,068              95,216
<PREFERRED-MANDATORY>                         0                   0                   0                   0                   0
<PREFERRED>                                   0                   0                   0                   0                   0
<COMMON>                                 20,926              20,981              20,984              20,987              20,991
<OTHER-SE>                              425,946             436,776             445,518             452,219             466,143
<TOTAL-LIABILITY-AND-EQUITY>            817,308             850,824             873,129             877,807             910,694
<SALES>                                 923,453             252,492             537,650             844,186           1,143,772
<TOTAL-REVENUES>                        923,453             252,492             537,650             844,186           1,143,772
<CGS>                                   587,323             161,879             343,791             539,746             723,547
<TOTAL-COSTS>                           587,323             161,879             343,791             539,746             723,547
<OTHER-EXPENSES>                         29,188               8,342              16,966              26,815              36,598
<LOSS-PROVISION>                          4,223                 974               1,849               2,484               4,299
<INTEREST-EXPENSE>                        8,590               2,406               5,420               8,335              10,852
<INCOME-PRETAX>                          96,367              15,116              33,390              40,589              63,290
<INCOME-TAX>                             34,675               5,546              12,105              14,194              22,682
<INCOME-CONTINUING>                      61,692               9,570              21,285              26,395<F2>          40,608<F2>
<DISCONTINUED>                           11,350               2,726               7,609              10,834              14,906
<EXTRAORDINARY>                               0                   0                   0                   0                   0
<CHANGES>                                     0                   0                   0                   0                   0
<NET-INCOME>                             73,042              12,296              28,894              37,229              55,514
<EPS-PRIMARY>                              3.49                 .59                1.38                1.77                2.65
<EPS-DILUTED>                              3.46                 .58                1.36                1.75                2.61

<F1>Included in total assets is an investment in discontinued operations of
$47,058, $49,701, $46,172, $47,693 and $58,397 at December 31, 1996, March 31,
1997, June 30, 1997, September 30, 1997 and December 31, 1997 respectively.
<F2>Excluding net after-tax charges of $7.8 million, or $.37 per diluted share, resulting from an acquisition by the Company's affiliate, Cylink Corporation, income from continuing operations was $18.6 million, or $1.38 per diluted share, and $32.8 million or $2.24 per diluted share for the nine months ended September 30, 1997 and the year ended December 31, 1997, respectively.


